UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2004

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-179943
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Schulz Drive, Red Bank, New Jersey		07701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	732-345-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On October 27, 2004, Registrant issued a press release announcing the rescheduling of the release of Registrant’s fourth quarter fiscal 2004 earnings report and related conference call. The release also reported fourth quarter fiscal 2004 revenues and that a non-cash charge related to the impairment of deferred tax assets would be included in fourth quarter fiscal 2004 earnings. The press release is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 2.06. Material Impairments.

On October 27, 2004, Registrant announced that it will recognize in fiscal 2004 a $256 million non-cash charge related to the impairment of deferred tax assets generated by Registrant. Registrant evaluates the realizability of its deferred tax assets periodically, and in connection with the preparation and audit of the fiscal 2004 financial statements to be included in Registrant’s Annual Report on Form 10-K, Registrant concluded on October 26, 2004 that, more likely than not, it will be unable to realize a portion of its generated deferred tax assets in the future. This conclusion is based on Registrant's history of operating losses in recent years as a significant negative indicator, and not on current expectations of future earnings, and tax planning strategies available to Registrant. This impairment charge will not result in any future cash expenditures.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99. Press Release of Registrant dated October 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

October 28, 2004	By:	J. Scott Blouin

Name: J. Scott Blouin
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release of Registrant dated October 27, 2004